Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com
PRESS RELEASE
Penson 3Q11 Results & Strategic Initiatives Update
•	Significant progress towards increasing capital, improving liquidity and reducing costs

•	Negotiations to sell Penson Australia and Penson UK actively moving forward

•	Penson Australia and Penson UK results now accounted for as discontinued operations

•	39% increase in excess regulatory capital for US clearing operation in 3Q11

•	Reduced short term financing by $750 million, including paying down all short term bank debt by the end of 3Q11

•	3Q11 loss from continuing operations of $10.6 million ($0.38) per share included $3.2 million ($0.12) per share of negative non-recurring items net of tax

•	Almost three-fourths of $33 million in planned savings for 2012 identified

•	No proprietary exposure to European sovereign debt, substantially all customer cash in FDIC-insured US bank accounts

•	Increase in correspondent count and strong new business pipeline
DALLAS, TX, November 8, 2011 — Penson Worldwide, Inc. (NASDAQ: PNSN) today reported results for the quarter ended September 30, 2011. Penson also reported significant progress in its strategic initiatives to increase capital, improve liquidity and reduce costs.
“Despite disappointing results, we ended the third quarter in a very strong capital position,” said Philip A. Pendergraft, Chief Executive Officer. “We have largely accomplished our goal of improving capital and increasing liquidity by at least $100 million. Our US clearing operation had $185 million of regulatory capital, more than five times the minimum requirement. We reduced short term financing by $750 million, including paying down all short term bank debt, and we ended the quarter with $55.8 million of non-segregated cash.
“We’re in active negotiations to sell Penson Australia and Penson UK, as previously announced. Once this happens, we will have the flexibility to begin focusing on how best to take advantage of what we believe to be attractive prices for our stock, convertible issue and senior secured notes.
“While we are still operating at a loss due to challenging industry conditions, we have a plan in place to achieve approximately $24 million in annualized savings to begin early in 2012. When added to our previously announced $7-10 million in savings, we anticipate achieving a total of $33 million in annualized savings, which we anticipate will significantly improve performance.”
For Immediate Release

Regulatory Capital
Penson’s continuing operating companies had total excess regulatory capital of $159.5 million at September 30, 2011, up 23% from June 30, 2011. Penson Financial Services, Inc., the Company’s principal and largest subsidiary, ended the quarter with $185.4 million in regulatory capital, of which approximately $152.2 million was in excess of minimum requirements. This represents increases of 16% and 39%, respectively, from June 30, 2011. The increases reflect increases in capital due to (i) the previously completed consolidation of Penson Financial Services Inc. (PFSI) and Penson Futures (PF), and (ii) the previously completed conversion out of certain business of correspondent TD Ameritrade, f/k/a thinkorswim, to self clearing.
September 30, 2011 Balance Sheet
The balance sheet on September 30, 2011 stood at $7.6 billion, approximately $4.3 billion lower than at the end of the second quarter of 2011. This resulted primarily from (i) the transfer out of approximately $2.5 billion of TD Ameritrade, f/k/a thinkorswim balances; (ii) $572 million in lower average margin and stock borrow balances due to the third quarter market declines in line with industry conditions; and (iii) quarter over quarter short term bank loan and stock loan financing averages down $462 million, from $983 million in the second quarter to $521 million in the third quarter. Second quarter ending balances of $750 million in short term bank loans and stock loan financing were paid down to zero at the end of the third quarter due to more capital availability.
Strategic Initiatives
It is anticipated that the Company’s previously announced strategic initiatives will reduce costs or enhance revenues by up to $33 million. Enhancements and savings have come or are expected to come from: (i) expanding our Broadridge outsourcing relationship; (ii) streamlining operations; (iii) benefitting from synergies and reduced costs from the combination of PFSI and PF; (iv) better monetizing the former Ridge correspondent business; (v) completion of Canada’s conversion to Broadridge in the fourth quarter and completing the conversion of US equities and options clearing operations to the Broadridge system, also during the fourth quarter; (vi) effecting the sale of Penson UK, which would reduce losses; and (vii) paying down the $25 million parent company revolver from the proceeds of the sale of Penson Australia.
The Company has largely accomplished its goal to improve capital and increase liquidity by at least $100 million through (i) the combination of PFSI and PF; (ii) the transfer out of the TD Ameritrade, f/k/a thinkorswim balances; and (iii) improved operational efficiencies.
Correspondent Count
Penson continuing operations continued to add new correspondents. The Company ended the third quarter with 357 revenue-generating correspondents compared to 355 at the end of the second quarter. Penson securities clearing operations remained level, for a total of 293, while Penson Futures added a net 2, for a total of 64. As of September 30, 2011, there was a “pipeline” of 34 new correspondents signed, but not yet contributing to revenues, up from 29 as of June 30, 2011.

3Q11 Net Revenues
Net revenues from continuing operations of $62.5 million declined $8.2 million or 12% from the second quarter ended June 30, 2011. 3Q11 “other” net revenues included approximately a $1.9 million loss in a mark to market adjustment in CME shares as they are no longer required for Penson to be an exchange clearing member. Excluding that, 3Q11 net revenues from continuing operations declined $6.2 million or 9% from 2Q11. This primarily reflected the transfer out of TD Ameritrade, f/k/a thinkorswim customers and balances; lower non-interest revenues due to reduced volume from active correspondents in light of the third quarter’s volatility; lower net interest revenues due to lower margin and stock lending balances; and reduced spread on cash balances in FDIC- insured bank accounts.
3Q11 Expenses
Expenses from continuing operations were $80.8 million compared to $118.4 million in the second quarter ended June 30, 2011. There were non-recurring expenses of $3.1 million in 3Q11 and $43 million in 2Q11. Excluding these, 3Q11 expenses of $77.7 million increased $2.3 million or 3% from 2Q11. This primarily reflects higher communications and data processing costs and other expenses associated with running correspondents on both legacy securities processing platforms and the Broadridge BPS platform as Penson completes the transition to BPS in the fourth quarter. Most of the 3Q11 non-recurring expenses relate to the implementation of the Company’s strategic objectives and are listed on the accompanying financial tables.
3Q11 Results
Loss from continuing operations was $10.6 million, or ($0.38) per share, compared to $28.9 million, or ($1.02) per share, in the second quarter ended June 30, 2011. Non-recurring items net of tax totaled $3.2 million, or ($0.12) per share, in 3Q11, and $26.7 million, or ($0.94) per share, in 2Q11. Excluding these, 3Q11’s loss from continuing operations was $7.4 million, or ($0.26) per share, compared to 2Q11’s $2.3 million, or ($0.08) per share.
Adjusted EBITDA
The Company generated Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock-based compensation and the non-cash write down of nonaccrual receivables) of $1.7 million for the quarter and $25.3 million for the nine months ended September 30, 2011.
Conference Call
Penson will host a conference call on Wednesday, November 9, 2011, at 10:00 AM Eastern Time (9:00 AM Central Time) to discuss this news release and other related subjects. The call will be accessible live via a webcast on the Penson Investor Relations section of www.penson.com along with supporting materials. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Non-GAAP Financial Measures
The Company uses certain non-GAAP measures of financial performance to supplement the unaudited financial statements presented in accordance with GAAP. The Company presents non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
EBITDAS (earnings before interest, taxes, depreciation, amortization and stock-based compensation) is considered a non-GAAP financial measure as defined by SEC Regulation G. The Company considers EBITDAS an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDAS eliminates the non-cash effect of tangible asset depreciation and amortization, intangible asset amortization and stock-based compensation.
The Company also considers “Adjusted EBITDA” (another non-GAAP financial measure as defined by SEC Regulation G) an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. “Adjusted EBITDA” eliminates the effect in the third quarter and nine months ended September 30, 2011 of stock-based compensation, litigation costs, severance costs, restructuring costs, CME shares mark to market, and other, and also eliminates the effect in the nine months ended September 30, 2011 of the non-cash write down of nonaccrual receivables. EBITDAS and “Adjusted EBITDA” should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
About Penson Worldwide: www.penson.com
The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., Nexa Technologies, Inc., Penson Asia Limited, and Penson Financial Services Australia Pty Ltd, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson Worldwide — Building the Best Clearing and Execution Services Firm in the World.
Penson Financial Services, Inc. is a member of FINRA, New York Stock Exchange, NYSE Arca Exchange, NYSE Amex Equities, NYSE Amex Options, BATS Exchange, Direct Edge Exchanges (EDGA and EDGX), Chicago Board Options Exchange (CBOE), Chicago Stock Exchange, International Securities Exchange (ISE), NASDAQ OMX BX, NASDAQ OMX PHLX, NASDAQ Stock Market, NASDAQ LIFFE, LLC, National Stock Exchange, Options Clearing Corp. (OCC), Fixed Income Clearing Corp. (FICC), MSRB, National Securities Clearing Corp. (NSCC), DTC, ICMA, Euroclear, and SIPC. Penson Financial Services, Inc. is also a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, New York Mercantile Exchange, Comex, Kansas City Board of Trade, Minneapolis Grain Exchange, NYSE Liffe US, NYSE Euronext LIFFE, ONEChicago, ICE CLEAR Europe and ICE Futures USA.

Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNSX Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems.
Penson Financial Services Ltd. is a member of the London Stock Exchange, Chi-X Europe, BATS Europe, NYSE Arca, NYSE Euronext, and SmartPool, and is authorized and regulated by the Financial Services Authority.
Penson Financial Services Australia Pty Ltd holds an Australian Financial Services License and is a Participant of ASX Limited, Australian Clearing House Pty Limited, and ASX Settlement and Transfer Corporation Pty Limited.
Forward-Looking Statements: Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
Contacts: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

PENSON 3Q11 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
Revenues
Clearing and commission fees	$32,216	$34,734	$34,714	$105,940	$103,055
Technology	5,675	5,274	4,661	16,969	15,252
Interest, gross	21,490	27,192	22,132	74,774	61,655
Other	8,633	10,815	9,199	30,962	33,702

Total revenues	68,014	78,015	70,706	228,645	213,664
Interest expense from securities operations	5,500	7,254	4,718	19,664	14,568

Net revenues	62,514	70,761	65,988	208,981	199,096

Expenses
Employee compensation and benefits	24,156	23,748	28,087	73,259	83,228
Floor brokerage, exchange and clearance fees	11,200	10,886	9,516	33,190	27,260
Communications and data processing	19,203	17,574	16,652	54,495	38,389
Occupancy and equipment	7,314	6,933	7,293	21,756	21,247
Bad debt expense	264	43,144	266	43,603	341
Other expenses	8,664	6,320	6,626	22,453	22,934
Interest expense on long-term debt	10,029	9,787	9,315	29,527	21,299

	80,830	118,392	77,755	278,283	214,698

Loss from continuing operations before income taxes	(18,316)	(47,631)	(11,767)	(69,302)	(15,602)
Income tax benefit	(7,714)	(18,682)	(5,609)	(28,274)	(7,896)

Loss from continuing operations	(10,602)	(28,949)	(6,158)	(41,028)	(7,706)
Loss from discontinued operations, net of tax	(1,532)	(1,220)	(3,256)	(4,136)	(8,937)

Net loss	$(12,134)	$(30,169)	$(9,414)	$(45,164)	$(16,643)

Loss per share — basic and diluted:
Loss per share from continuing operations	$(0.38)	$(1.02)	$(0.22)	$(1.45)	$(0.29)
Loss per share from discontinued operations	$(0.05)	$(0.04)	$(0.11)	$(0.14)	$(0.34)

Loss per share	$(0.43)	$(1.06)	$(0.33)	$(1.59)	$(0.63)

Weighted average common shares outstanding — basic and diluted	27,987	28,546	28,295	28,335	26,576

PENSON 3Q11 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands)

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and cash equivalents	$55,768	$79,989
Cash and securities — segregated under federal and other regulations	2,620,621	5,286,666
Receivable from broker-dealers and clearing organizations	370,748	212,754
Receivable from customers, net	1,863,664	2,150,671
Receivable from correspondents	176,367	129,208
Securities borrowed	818,629	1,050,682
Securities owned, at fair value	260,517	201,195
Deposits with clearing organizations	431,116	423,156
Property and equipment, net	32,812	33,852
Other assets	322,805	392,622
Assets held-for-sale	612,774	293,389

Total assets	$7,565,821	$10,254,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Payable to broker-dealers and clearing organizations	$348,342	$121,384
Payable to customers	5,027,630	7,267,921
Payable to correspondents	363,527	457,112
Short-term bank loans	—	337,700
Notes payable	288,121	259,729
Securities loaned	506,516	1,015,351
Securities sold, not yet purchased, at fair value	106,481	115,916
Accounts payable, accrued and other liabilities	81,421	102,789
Liabilities associated with assets held-for-sale	590,216	275,361

Total liabilities	7,312,254	9,953,263

Stockholders’ Equity
Total stockholders’ equity	253,567	300,921

Total liabilities and stockholders’ equity	$7,565,821	$10,254,184

PENSON 3Q11 RESULTS
Penson Worldwide, Inc.
Supplemental Data

	Three Months Ended					Nine Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,	September 30,
(in thousands)	2010	2010	2011	2011	2011	2011
Interest revenue
Interest on asset based balances	$18,772	$22,625	$23,319	$24,574	$19,586	$67,480
Interest on conduit borrows	2,021	2,074	1,713	1,887	1,472	5,072
Money market	1,339	1,255	1,059	731	432	2,222

Total interest revenue	22,132	25,954	26,091	27,192	21,490	74,774
Interest expense
Interest expense on liability based balances	3,303	4,966	5,775	6,077	4,664	16,516
Interest on conduit loans	1,415	1,429	1,135	1,177	836	3,148

Total interest expense	4,718	6,395	6,910	7,254	5,500	19,664
Net interest revenue	$17,414	$19,559	$19,181	$19,938	$15,990	$55,110

Average daily balance (1)
Interest earning average daily balance	$6,587,192	$7,938,854	$8,597,466	$8,827,472	$6,525,446	$7,983,461
Interest paying average daily balance	5,986,714	7,202,193	7,949,215	8,278,188	6,096,118	7,441,173
Conduit borrow	583,871	545,523	652,845	661,567	451,351	588,587
Conduit loan	582,624	548,027	652,402	660,906	450,280	587,863
Average interest rate on balances (1)
Interest earning average daily balance	1.14%	1.14%	1.08%	1.11%	1.20%	1.13%
Interest paying average daily balance	0.22%	0.28%	0.29%	0.29%	0.31%	0.30%

Spread	0.92%	0.86%	0.79%	0.82%	0.89%	0.83%
Conduit borrow	1.38%	1.52%	1.05%	1.14%	1.30%	1.15%
Conduit loan	0.97%	1.04%	0.70%	0.71%	0.74%	0.71%

Spread	0.41%	0.48%	0.35%	0.43%	0.56%	0.44%

(1) Excludes money market revenues and balances. Money market balances are not recorded on the PWI balance sheet.

Fed rate
Average	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
Ending	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%

PENSON 3Q11 RESULTS
Penson Worldwide, Inc.
Non-GAAP Disclosure
(Unaudited)
(In thousands, except per share data)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2011	2011
Net revenues, GAAP basis	$62,514	$208,981
Non-GAAP adjustments
CME shares mark to market	1,858	1,858
Other	170	170

Net revenues, as adjusted	$64,542	$211,009

Net loss, GAAP basis	$(12,134)	$(45,164)
Non-GAAP adjustments, net of tax:
Litigation costs	155	783
Severance costs	714	838
Restructuring costs	424	424
CME shares mark to market	1,152	1,152
Non-cash write down of nonaccrual receivables	—	26,660
Penson Asia closure	325	325
Other	432	519

Net loss, as adjusted	$(8,932)	$(14,463)

Loss per share — basic and diluted, GAAP basis	$(0.43)	$(1.59)

Loss per share — basic and diluted, as adjusted	$(0.32)	$(0.51)

Weighted average common shares outstanding — basic and diluted	27,987	28,335

PENSON 3Q11 RESULTS
Penson Worldwide, Inc.
Reconciliation of net loss to EBITDAS
(Unaudited)
(In thousands)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2011	2011
Net loss	$(12,134)	$(45,164)
Income tax benefit	(7,437)	(27,681)
Depreciation	4,242	13,306
Amortization	1,014	3,097
Interest expense on long-term debt :
Cash interest expense	8,443	24,969
Noncash interest expense	1,586	4,558
Stock-based compensation	834	2,655

EBITDAS (1)	$(3,452)	$(24,260)

Litigation costs	250	1,263
Severance costs	1,152	1,351
Restructuring costs	684	684
CME shares mark to market	1,858	1,858
Non-cash write down of nonaccrual receivables	—	43,000
Penson Asia closure	525	525
Other	696	836

Adjusted EBITDA	$1,713	$25,257

(1)	Defined as earnings before interest, income taxes, depreciation, amortization and stock-based compensation.
All amounts are inclusive of discontinued operations.